Restated Articles for the State of Nevada

        DEAN HELLER

        Secretary of State

[GRAPHIC OMITTED]

        206 North Carson Street

        Carson City, Nevada 89701-4299

        (775) 684 5708

Articles of Incorporation

(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

1. Name of Corporation:	Sputnik, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Oasis Corporate Services, Inc.
Name 5440 W. Sahara Ave, Suite 202, Las Vegas, NEVADA 89146
Street Address City Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares Number of shares with Par Value: 50,000,000 Par value: $ .001 without par value: ___________
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. David LaDuke
Name 650 Townsend Street, #350, San Francisco, CA 94103
Street Address City State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	David LaDuke /s/ David LaDuke
Name Signature 650 Townsend Street, #350, San Francisco, CA 94103
Street Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. /s/ Perry Langis 02/10/2005
Authorized Signature of R.A. or On Behalf of R.A. Company Date